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                                                                    EXHIBIT 5.1



                [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]



                                 June 19, 1996



Platinum Software Corporation
195 Technology Drive
Irvine, California  92718


         RE:   Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 being filed by you with the Securities and Exchange Commission (the "Commission") on June 21, 1996, or as soon thereafter as practicable, (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 70,000 shares of your common stock, $0.001 par value (the "Shares"). The Shares may be offered from time to time by and for the account of stockholders as described in the Registration Statement.

        Based upon the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us as your counsel to be taken prior to the issuance of the Shares, and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, and upon receipt by the Company of the exercise price of the warrants pursuant to which the Shares will be issued, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus, which is a part of the Registration Statement, and any amendment thereto.


                                      Very truly yours



                                      /s/ STRADLING, YOCCA, CARLSON & RAUTH
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                                          STRADLING, YOCCA, CARLSON & RAUTH